As filed with the Securities and Exchange Commission on November 9, 2007.	Registration No. 333-125462

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	38-2144267
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan 48060
(Address of Principal Executive Offices)  (Zip Code)

SEMCO Energy, Inc.
2004 Stock Award and Incentive Plan

  SEMCO Energy, Inc.
Stock Option Plan of 2000

1997 Long-Term Incentive Plan of
Southeastern Michigan Gas Enterprises, Inc.
and Subsidiaries

Employment Agreement between SEMCO Energy, Inc. and
John E. Schneider dated as of May 7, 1998

Employment Agreement between SEMCO Energy, Inc. and
James T. Fuller dated as of September 14, 1999

Employment Agreement between SEMCO Energy, Inc. and
Robert J. Good dated as of September 14, 1999
(Full title of the plan)

Peter F. Clark, Esq.
Senior Vice President and General Counsel
SEMCO Energy, Inc.
2301 West Big Beaver Road, Suite 212
Troy, Michigan 48084
 (Name and address of agent for service)

(248) 458-6152
(Telephone number, including area code, of agent for service)

With copies to:
Terry C. Bridges, Esq.
Troutman Sanders LLP
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308-2216
(404) 885-3163

DEREGISTRATION OF SECURITIES

SEMCO Energy, Inc. (the “Company”) files this post-effective amendment to the registration statement on Form S-8 (File No. 333-125462) to deregister securities which were registered for issuance pursuant to the Company’s 2004 Stock Award and Incentive Plan, the Company’s Stock Option Plan of 2000, the 1997 Long-Term Incentive Plan of Southeastern Michigan Gas Enterprises, Inc. and Subsidiaries, and the Company’s Employment Agreements with John E. Schneider, James T. Fuller and Robert J. Good dated as of May 7, 1998, September 14, 1999 and September 14, 1999, respectively (collectively, the “Plans”).  The registration statement covered 2,425,929 shares of the Company’s common stock, with par value $1.00 (the “Common Stock”), for issuance in accordance with the Plans.  This post-effective amendment is being filed to deregister all shares of Common Stock under the Plans that remain unissued as of the date hereof.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on November 9, 2007.

SEMCO Energy, Inc. (Registrant)

By:	/s/ Michael V. Palmeri
Michael V. Palmeri
Senior Vice President, Chief Financial Officer and Treaurer (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George A. Schreiber, Jr.	President and Chief Executive Officer and Director	November 9, 2007
George A. Schreiber, Jr.	(principal executive officer)

/s/ Michael V. Palmeri	Senior Vice President, Chief Financial Officer, Treasurer	November 9, 2007
Michael V. Palmeri	and Director (principal financial and accounting officer)

/s/ Peter F. Clark	Senior Vice President, General Counsel and Director	November 9, 2007
Peter F. Clark, Esq.